UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: September 1, 2017

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry Into a Material Definitive Agreement.

As reported on its Current Report on Form 8-K filed on July 7, 2017, Function (x) Inc. (the “Company”) entered into a Securities Purchase Agreement, dated July 3, 2017 (the “Purchase Agreement”), with Iliad Research and Trading, L.P., a Utah limited partnership (the “Investor”), whereby the Investor purchased a Secured Convertible Promissory Note of the Company, dated July 3, 2017, in the aggregate principal amount of $4,410,000 (the “ Note”).

Pursuant to the terms of the Purchase Agreement, no later than September 1, 2017, the Company was required to have made all filings with the Securities and Exchange Commission required of the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so as to be deemed in compliance with the current public information requirements of Rule 144. As of September 1, 2017, the Company was unable to file its Quarterly Report on Form 10-Q for the period ending March 31, 2017 (the “March 10-Q”) as required by the Exchange Act, Therefore, the Investor may declare that an “Event of Default” (as such term is defined in the Note) has occurred and, in such case, shall have the option of: (i) immediately accelerating the Note by written notice to the Company and, in such event, the Company will be obligated to pay the Investor an aggregate amount equal to the “Mandatory Default Amount” (as such term is defined in the Note); or (ii) increasing the Outstanding Balance (as such term is defined in the Note) by applying the Default Effect without accelerating the Note. The Investor shall also have the right to increase the interest rate on the Outstanding Balance (as such term is defined in the Note) to the lesser of (x) 22% per annum or (y) the maximum rate permitted under applicable law.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC. By: /s/ Mitchell J. Nelson
Name: Mitchell J. Nelson Title: Executive Vice President and Secretary
DATE: September 8, 2017